Exhibit 10.1

UNITEDHEALTH GROUP INCORPORATED 2011 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED IN 2018)

Section 1.Purpose; Adoption; Effect on Prior Plans.
(a)Purpose. The purpose of the UnitedHealth Group Incorporated 2011 Stock Incentive Plan (as amended from time to time, the “Plan”) is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees (“Non-Employee Directors”) of UnitedHealth Group Incorporated (the “Company”) capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.
(b)Adoption. The Company hereby adopts the Plan, subject to approval by the shareholders of the Company. As so established and approved, the Plan shall be known as the “2011 Stock Incentive Plan.”
(c)Effect on Prior Plans. On the effective date of the Plan determined in accordance with Section 11 of the Plan (the “Effective Date”), for purposes of administration and share accounting pursuant to Sections 3 and 4 of the Plan, the UnitedHealth Group Incorporated 2002 Stock Incentive Plan, as previously amended (the “Prior Plan”), shall be considered to be incorporated in the Plan. All outstanding options, restricted stock and other awards issued under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan, but shares of stock relating to outstanding options, restricted stock or other awards issued under the Prior Plan are considered shares of stock subject to the Plan under Section 4 of the Plan. From and after the Effective Date of the Plan, no further awards shall be made under the Prior Plan.
Section 2. Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Non-Employee Director Award granted under the Plan.
(c)“Award Agreement” shall mean any written certificate, agreement, contract or other instrument or document evidencing any Award granted under the Plan.
(d)“Change in Control” shall have the meaning ascribed to such term in any Award Agreement.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(f)“Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors or such other committee of the Board of Directors as is designated by such Board to administer the Plan and composed of not less than two directors.
(g)“Corporate Transaction” shall mean the effective date of any of the following transactions in which the Company does not survive (or does not survive as a public company in respect of its Common Stock): (1) any merger, combination, consolidation, or other reorganization; (2) any exchange of Common Stock or other securities of the Company; (3) a sale of all or substantially all the business, stock or assets of the Company; (4) a dissolution of the Company; or (5) any other similar event.
(h)“Eligible Person” shall mean, subject to applicable securities laws, any employee, officer or director (including any Non-Employee Director), or any individual consultant or independent contractor, providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.
(i)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be, if the Shares are then traded on the New York Stock Exchange,

Exhibit 10.1

the closing price of the Shares as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on that date, the closing price on the immediately prior day on which the New York Stock Exchange was open for trading; provided that, (i) solely for the purposes of “cashless exercises” of Options permitted under Section 6(a)(iii) of this Plan, the Fair Market Value of a Share shall be the price at which a Share was last sold as reported on the New York Stock Exchange as of such valuation date and (ii) in the case of an Award granted to an Eligible Person subject to tax or legal requirements outside of the United States, the Committee may prescribe another method for determining Fair Market Value if the Committee determines such other method is advisable to satisfy local legal or regulatory requirements or to obtain more beneficial tax treatment.
(j)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(k)“Non-Employee Director Award” shall mean an Award granted under Section 6(f) of the Plan.
(l)“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.
(m)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(n)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(o)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.
(p)“Person” shall mean any individual, corporation, limited liability company, partnership, association or trust.
(q)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(r)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(s)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.
(t)“Shares” shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 7(c) of the Plan.
(u) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
Section 3. Administration.
(a)Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) subject to Section 7(b), amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability or lapse of restrictions relating to Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

Exhibit 10.1

(b)Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate, or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee shall not delegate its powers and duties under the Plan in any manner that would cause the Plan not to comply with the requirements of Section 162(m) of the Code.
Section 4. Shares Available for Awards.
(a)Shares Available. Subject to adjustment as provided in Sections 4(b) and 7(c), the total number of Shares available for granting Awards under the Plan shall be 238,103,375 (119,882,476 of which were previously authorized and subject to outstanding Awards under the Prior Plan). Shares that are subject to or underlie Awards granted under the Plan which expire, are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, and Shares that are subject to any Awards that are settled in cash or a form other than Shares, shall again be available for subsequent Awards under the Plan based on the number of Shares counted at the time of grant pursuant to Section 4(b) of the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award, or in connection with satisfaction of tax obligations relating to an Award, (in each case, whether by actual delivery, attestation or having shares withheld from the Award) shall not be available for subsequent Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying Shares as to which the exercise related shall be counted against the foregoing Share limit, as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 Shares and is exercised at a time when the payment due to the Participant is 15,000 Shares, 100,000 Shares shall be charged against the foregoing Share limit with respect to such exercise.) For purposes of the previous three sentences, the terms “Award” and “Stock Appreciation Right” shall explicitly include any Awards and Stock Appreciation Rights, respectively, granted under the Plan as well as any Awards or Stock Appreciation Rights, respectively, outstanding under the Prior Plan as of the Effective Date of the Plan.
(b)Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that the number of Shares covered by a Performance Award or to which such Performance Award relates shall be counted against the aggregate number of Shares available for granting Awards under the Plan on the date such Performance Awards vest. With respect to Options, Stock Appreciation Rights and any Awards other than Options and Stock Appreciation Rights that were granted prior to the Company’s 2015 Annual Meeting of Shareholders, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights that were granted after the Company’s 2015 Annual Meeting of Shareholders, the number of Shares available for Awards under the Plan shall be reduced by 2.5 Shares for each Share covered by such Award or to which such Award relates. The number of Shares covered by any dividends and/or dividend equivalents paid or credited in respect of an Award shall be counted on the dividend payment date against the aggregate number of Shares available for granting Awards under the Plan. Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan, subject to the limitations set forth in Section 4(d) of the Plan.
(c)Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 25,000,000, subject to adjustment as provided in Section 7(c) of the Plan and Sections 422 or 424 of the Code or any successor provisions.
(d)Award Limitations Under the Plan. No Eligible Person may be granted any Options or Stock Appreciation Rights with respect to more than 5,000,000 Shares (subject to adjustment as provided in Section 7(c) of the Plan), in the aggregate, in any calendar year. In addition, no Eligible Person may be granted any Awards (other than Options or Stock Appreciation Rights subject to the limit of the preceding sentence) that qualify as “qualified performance-based” Awards within the meaning of Section 162(m) of the Code with respect to more than 5,000,000 Shares (subject to adjustment as provided in Section 7(c) of the Plan), in the aggregate, in any calendar year. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.
(e)Minimum Vesting Requirements. No Award granted under the Plan shall become exercisable or vest until at least twelve (12) months following the date of grant of the Award; provided, however, that up to 5% of the aggregate number of Shares available for grant under the Plan may be subject to Awards that do not meet such exercisability or vesting requirements (as applicable), pursuant to Section 6(e) of the Plan.

Exhibit 10.1

Section 5. Eligibility.
Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless the Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6. Awards.
(a)Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.
(ii)Option Term. The term of each Option shall be fixed by the Committee at the time of grant but in no event shall any Option have a term of more than 10 years.
(iii)Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made (including, without limitation, cash, loans, Shares previously owned by the Participant (or a reduction in the number of Shares otherwise deliverable to the Participant on exercise of the Option), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price; or, subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) such exercise). Such “cashless exercise” procedures with a third-party shall require (i) a valid exercise of the Awards and (ii) Participants to be legal owners of the shares subject to the Awards (even if the Participants do not pay the exercise price before the sale of the shares subject to the Awards).
(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The term of each Stock Appreciation Right shall be fixed by the Committee at the time of grant but in no event shall any Stock Appreciation Right have a term of more than 10 years. Subject to the terms of the Plan and any applicable Award Agreement, the methods of exercise, dates of exercisability, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Any dividends and/or dividend equivalents paid or credited in respect of an Award of Restricted Stock or Restricted Stock Units that is subject to performance-based or time-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate. Except as otherwise provided herein, Awards of Restricted Stock and Restricted Stock Units shall contain restrictions that lapse no sooner than over a period of three years following the date of grant or, in the case of Awards with performance-based vesting provisions, no sooner than over a period of one year

Exhibit 10.1

following the date of grant; provided, however, that no restriction as to any portion of such Awards may lapse sooner than 12 months from the date of grant.
(ii)Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. In the case of Restricted Stock, Shares shall be issued at the time such Awards are granted and may be certificated or uncertificated. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Unless a delayed payment date is provided under the terms of the Award, upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the end of the restricted period relating to Restricted Stock Units, receipt of all or a portion of the Shares subject to such Restricted Stock Units, all on such terms and conditions as the Committee shall determine.
(d)Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.
(i)A Performance Award granted under the Plan (1) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities, other Awards or other property and (2) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Notwithstanding the immediately preceding sentence, the length of a performance period shall not be less than three (3) months.
(ii)Performance Awards granted under this Section 6(d) may be intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The specific performance goals for any such Performance Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria as selected by the Committee in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, net operating profit, margins (including gross or operating margins), gross revenue, revenue growth, operating income (before or after taxes), earnings or net earnings (before or after interest, taxes, depreciation and/or amortization), return measures (including, but not limited to, return on equity, assets, net investment, invested capital, sales or revenues), funds from operations, productivity ratios, performance against operating budget goals, operating efficiency, productivity ratios, economic value added, working capital target, expense targets, cost containment or reduction, market share, business pipeline, stewardship goals (including, but not limited to, customer, employee and provider satisfaction and engagement), or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or one of its Affiliates. To qualify Performance Awards as performance-based under Section 162(m), the applicable business criteria and specific performance goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such performance goals remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of any such Performance Award may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years. To the extent that any Performance Award (other than an Option or Stock Appreciation Right) is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee must certify in writing that the performance target(s) and any other material terms of the Performance Award were in fact timely satisfied prior to the payment of such Award. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s

Exhibit 10.1

authority to grant new Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Options and Stock Appreciation Rights) shall terminate upon the first meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders first approve this Plan, subject to any subsequent extension that may be approved by shareholders.
(iii)The maximum number of Shares which may be delivered pursuant to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) (other than Options and Stock Appreciation Rights, and other than cash awards covered by the following sentence) that are granted to any one Participant in any one calendar year shall not exceed 5,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7(c). The aggregate amount of compensation to be paid to any one Participant in respect of all Performance Awards intended to qualify as performance-based compensation under Section 162(m) that are payable only in cash and granted to that Participant in any one calendar year shall not exceed $10,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.
(e)Special Share Limit. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. In no event, however, may Shares issued in respect of Awards which do not meet the minimum vesting and exercisability requirements set forth in Section 4(e) exceed 5% of the aggregate number of Shares available for grant under the Plan. For purposes of clarity, Awards may be granted that do not satisfy the minimum vesting and exercisability requirements set forth in Section 4(e), but any Shares issued in respect of such Awards shall be counted against the Share limit of the immediately preceding sentence. Shares covered by an Award that are forfeited, as well as Shares that are subject to or underlie Awards which expire, are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, and Shares that are subject to any Awards that are settled in cash or a form other than Shares, shall not count against the special Share limit of this Section 6(e).
(f)Non-Employee Director Awards. The Committee is authorized to grant to Non-Employee Director Awards denominated in Options, SARs, Restricted Stock, Restricted Stock Units, Shares or such other Share-based award as it shall determine is necessary and appropriate. Any such Award may have such vesting (or no vesting requirements) as the Committee may determine and may also be subject to any holding requirement as the Committee determines in its sole discretion. For the avoidance of doubt, Non-Employee Director Awards which do not meet the minimum vesting and exercisability requirements set forth in Section 4(e) shall count against and be subject to the special Share limitations of Section 6(e).
(g)General.
(i)Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
(ii)Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii)Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.
(iv)Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by

Exhibit 10.1

the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, that except in the case of an Incentive Stock Option, Awards may be transferable as specifically provided in any applicable Award Agreement or amendment thereto pursuant to terms determined by the Committee and subject to all applicable laws (including, without limitation, applicable securities and tax laws). Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Any Award which is transferred pursuant to a domestic relations order or as otherwise permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(v)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee at the time of grant but in no event shall any Award have a term of more than 10 years.
(vi)Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been listed or admitted for trading on such securities exchange. The person acquiring any securities under this Plan will, if requested by the Company or one of its Affiliates, provide such assurances and representations to the Company or one of its Affiliates as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
Section 7. Amendment and Termination; Adjustments.
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
(a)Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate any rules or regulations of the New York Stock Exchange or any other national securities exchange that is applicable to the Company. Furthermore, shareholder approval shall be required for any amendments to the Plan which would (i) materially increase the benefits accruing to Participants; (ii) materially increase the number of securities which may be issued under the Plan; (iii) materially modify the requirements for participation under the Plan; or (iv) require shareholder approval under applicable law or any applicable listing agency or under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the Plan.
(b)Amendments to Awards. Except as otherwise explicitly provided herein, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award in any manner materially adverse to the Participant or holder or beneficiary thereof, prospectively or retroactively, without the consent of such Participant or holder or beneficiary. Adjustments and other actions contemplated by Section 7(c) shall not be deemed to constitute amendments of Awards for purposes of this Section 7(b). Notwithstanding any other provision herein and except as provided in Section 7(c) hereof or as may be approved by shareholders, no Option or Stock Appreciation Right may be amended to reduce its initial exercise price, canceled and replaced with an Option or Stock Appreciation Right having a lower exercise price, or canceled and exchanged for cash or another Award for the purpose of repricing the Award.
(c)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate

Exhibit 10.1

transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, and any Change in Control or similar provisions of any Award), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
(d)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 8. Corporate Transactions - Assumption and Termination of Awards.
Upon the occurrence of any Corporate Transaction, the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. The Board of Directors or the Committee may also terminate each Award upon the effective date of a Corporate Transaction, subject to the following provisions:

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unless otherwise provided in the applicable Award Agreement, each Option and Stock Appreciation Right outstanding at the effective date of the Corporate Transaction shall become fully vested, each then-outstanding Award of Restricted Stock and Restricted Stock Units shall fully vest free of restrictions, and each other then-outstanding Award granted under the Plan shall become payable to the holder of such Award; and

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to the extent provision has not been made for the cash settlement of any outstanding Options and Stock Appreciation Rights, the holder of each Option or Stock Appreciation Right shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options and Stock Appreciation Rights (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an Award that is so accelerated may be made contingent upon the closing of the transaction).

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options and Stock Appreciation Rights, may base such settlement solely upon the excess (if any) of the per share amount payable for the Common Stock in respect of such transaction over the exercise price of the Award. The Committee may take the actions contemplated by this Section 8 immediately prior to the transaction (as opposed to on the occurrence of the transaction) to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares.

Exhibit 10.1

Section 9. Income Tax Withholding.
In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant (including, without limitation, deducting the minimum amount of such withholding obligation from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant). In order to provide for such tax withholding in connection with an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may (i) require that, or permit the Participant to satisfy such tax obligation by electing to have, the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) permit the Participant to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined in accordance with the rules and regulations of the agent selected by the Committee to administer such aspect of the Plan.
Section 10. General Provisions.
(a)No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.
(b)Award Agreements. To the extent that the Company provides for a written Award Agreement to be executed by the recipient of the Award or other procedures for the Participant to accept his or her Award, the Participant will have no rights under the Award unless and until the Award Agreement shall have been duly delivered by the Company and executed or accepted, as the case may be, by the Participant in accordance with any procedures and within any applicable time limits prescribed by the Company.
(c)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)No Right to Employment, etc. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a director, of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Non-Employee Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(e)Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws provisions.
(f)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(g)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(h)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Exhibit 10.1

(i)Section 16 Compliance. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.
(j)Section 409A Requirements. Notwithstanding anything to the contrary in this Plan or any Award agreement, the following provisions shall apply to any payments and benefits otherwise payable to or provided to a Participant under this Plan and any Award:
(i)For purposes of Code Section 409A, each “payment” (as defined by Code Section 409A) made under this Plan or an Award shall be considered a “separate payment.” In addition, for purposes of Code Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Code Section 409A to the fullest extent possible under the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4).
(ii)If the Participant is a “specified employee” (within the meaning of Section 409A and determined pursuant to procedures adopted by the Company) at the time of Participant’s “separation from service” (as defined in Section 409A of the Code and Treasury Regulations Section 1.409A-1(h) without regard to the optional alternative definitions available thereunder) and any amount that would be paid to the Participant during the six-month period following such separation from service constitutes a deferral of compensation (within the meaning of Section 409A), such amount shall not be paid to the Participant until the later of (i) six months after the date of Participant’s separation from service, and (ii) the payment date or commencement date specified in the Plan for such payment(s). On the first regular payroll date following the expiration of such six-month period (or if Participant dies during the 6-month period, the first payroll date following the death), any payments that were delayed pursuant to the preceding sentence shall be paid to Participant in a single lump sum and thereafter all payments shall be made as if there had been no such delay. The provisions of this Section 10(k)(ii) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A.
(iii)It is intended that any amounts payable under this Plan shall either be exempt from Section 409A of the Code or shall comply with Section 409A of the Code (including Treasury Regulations and other published guidance related thereto) so as not to subject Participants to payment of any additional tax, penalty, or interest imposed under Section 409A of the Code. The Plan shall be construed in a manner to give effect to such intention. In no event whatsoever shall the Company and/or any of its Affiliates be liable for any tax, interest or penalties that may be imposed on any Participant (or any Participant’s estate) under Section 409A of the Code. Neither the Company and/or any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant (or any Participant’s estate) harmless from any or all such taxes, interest or penalties, or liability for any damages related thereto.
(k)Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Affiliates, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of the Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Company’s Common Stock in the transaction and any change in the issuer of the security. Any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the share limits in Section 4 or any other limits on the number of Shares available for issuance under the Plan.

Exhibit 10.1

(l)Clawback Policy. The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares or other property acquired upon payment of the Awards).
Section 11. Effective Date of the Plan.
The Plan shall be effective as of the date of approval by the shareholders of the Company in accordance with applicable law.
Section 12. Term of the Plan.
New Awards shall be granted under the Plan only during a 10-year period beginning on the date on which the Board of Directors of the Company approves the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

Adopted by Board February 9, 2011, subject to and effective upon shareholder approval Approved by shareholders on May 23, 2011
Amended by Board February 10, 2015, subject to and effective upon shareholder approval
Approved by shareholders on June 1, 2015
Amended by Board November 8, 2018